Exhibit 10.2

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT is made as of August 10, 2011 by and between DESTINATION MATERNITY CORPORATION (formerly MOTHERS WORK, INC.) (the “Company”) and JUDD P. TIRNAUER (“Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of July 23, 2008 (the “Employment Agreement”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has resolved to increase Executive’s Base Salary effective December 1, 2010; and

WHEREAS, the Company and Executive have agreed to make certain other changes to the Employment Agreement.

NOW, THEREFORE, in consideration of these premises and intending to be legally bound hereby, the Employment Agreement is hereby amended as follows, effective as of the date first above written:

1.	Section 4.1 is amended by revising the Base Salary amount to $375,000. This revision is effective as of December 1, 2010.

2.	The last fully justified paragraph in Section 5.1 is amended and restated as follows:

“Except as otherwise provided in this Section 5.1, all compensation and benefits will cease at the time of such cessation and the Company will have no further liability or obligation by reason of such cessation. The payments and benefits described in this Section 5.1 are in lieu of, and not in addition to, any other severance arrangement maintained by the Company. Notwithstanding any provision of this Agreement, the payments and benefits described in Section 5.1 are conditioned on Executive’s execution and delivery to the Company, within 45 days following his cessation of employment, of a general release of claims against the Company and its affiliates in such form as the Company may reasonably require (the “Release”). Subject to Section 5.4, below, and provided the Release is not revoked, the severance benefits described herein will begin to be paid or provided (x) 15 days after the Release has been delivered, if the 60 day period following the cessation of employment does not straddle two calendar years; or (y) the later of 15 days after the Release has been delivered or the first regularly scheduled payroll date in the calendar year following the cessation of employment, if the 60 day period following such cessation straddles two calendar years.”

3.	The Employment Agreement, as amended by the foregoing changes, is hereby ratified and confirmed in all respects.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and Executive has executed this Amendment, in each case on the date first written above.

DESTINATION MATERNITY CORPORATION

By:	/s/ Edward M. Krell
Name:	Edward M. Krell
Title:	Chief Executive Officer

JUDD P. TIRNAUER

/s/ Judd P. Tirnauer